                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported):  July 5, 1996



                            PALM HARBOR HOMES, INC.
             (Exact name of Registrant as specified in its Charter)


                 FLORIDA                             0-26188                           59-1036634
  (State or other jurisdiction of            (Commission file number)               (I.R.S. Employer
  incorporation or organization)                                                 Identification Number)


              15303 Dallas Parkway, Suite 800, Dallas, Texas 75248 (Address of principal executive offices) (Zip Code)


    Registrant's telephone number, including area code:    (214) 991-2422



                                 Not applicable
         (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

          On July 5, 1996, Palm Harbor Homes, Inc., a Florida corporation (the "Company"), entered into an agreement of merger with Newco Homes, Inc. ("Newco"), a Texas-based retailer, of which the Company is a co-founder and 41.62% stockholder. Pursuant to the agreement of merger, Newco will merge with and into the Company in exchange for $52 million, consisting of cash and shares of the Company's common stock, which will be distributed to the Newco stockholders holding the remaining 58.38% of Newco's common stock.
Consummation of the transaction is subject to certain conditions, including governmental clearance in accordance with the Hart-Scott-Rodino Act and completion of certain due diligence procedures. Closing is expected to occur within 30 days after July 5, 1996. The press release announcing the merger is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


EXHIBIT NO.

99.1                      Press Release issued July 5, 1996.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 1996

                                   PALM HARBOR HOMES, INC.



                                   /s/ Lee Posey
                                   -----------------------------------------
                                   Lee Posey, Chairman of the Board
                                   and Chief Executive Officer

                               INDEX TO EXHIBITS



Exhibit No.                                Description
- -----------                                -----------
  99.1                            Press Release issued July 5, 1996